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                                                                   Exhibit 10.22

                                   AGREEMENT

        This AGREEMENT (this "Agreement") is made as of this 12th day of May, 1998, by and between INTERACTIVE FLIGHT TECHNOLOGIES, INC., A DELAWARE CORPORATION ("Interactive"), having an address at 4041 North Central Avenue, Phoenix, Arizona 85012; SAMARITAN HEALTH SYSTEM, AN ARIZONA NON-PROFIT CORPORATION ("Sublandlord"), having an address at 1441 North 12th Street, Phoenix, Arizona 85006; FEDERAL INSURANCE COMPANY, AN INDIANA CORPORATION ("Federal"), having an address at 15 Mountain View Road, Post Office Box 1615, Warren, New Jersey 07059; and METROPOLITAN LIFE INSURANCE COMPANY, A NEW YORK CORPORATION ("Landlord"), having an address at 4041 North Central Avenue, Phoenix, Arizona 85012.

                                  WITNESSETH:

        WHEREAS, Landlord's predecessor and Sublandlord's predecessor entered into that certain Office Lease, dated October 28, 1987, as same may have been amended (the "Original Lease"), pursuant to which Landlord has leases to Sublandlord, and Sublandlord has hired from Landlord, for a term expiring on October 31, 1998, certain premises located on the first and second floors of Building B located at 4041 Central Plaza, Phoenix, Arizona (the "Leased Premises"); and

        WHEREAS, Interactive, Sublandlord or its predecessor and Landlord's predecessor entered into that certain Sublease and Consent, dated as of July 19, 1996, as same may have been amended (the "Interactive Sublease"), pursuant to which Sublandlord leased to Interactive, and Interactive hired from Sublandlord, for a term expiring on October 31, 1998, the Leased Premises; and

        WHEREAS, Landlord's predecessor and Interactive entered into that certain Office Lease, dated July 16, 1996, as the same may have been amended (the "Interactive Prime Lease") pursuant to which Landlord's predecessor has leased to Interactive, and Interactive has hired from Landlord, space at 4041 Central Plaza, including but not limited to, effective as of November 1, 1998, the Leased Premises; and

        WHEREAS, Landlord's predecessor and Sublandlord's predecessor entered into that certain Parking Agreement, dated October 28, 1997 (the "Samaritan Parking Agreement"), pursuant to which Landlord's predecessor licensed Sublandlord's predecessor to use certain parking spaces at 4041 Central Plaza during the term of the Original Lease; and

        WHEREAS, Landlord's predecessor and Interactive entered into that certain Parking Agreement, dated July, 1996 (the "Interactive 20th Floor Parking Agreement"), pursuant to which Landlord has licensed Interactive to use seventy-one (71) parking spaces at 4041 Central Plaza; and

        WHEREAS, Landlord's predecessor and Interactive, in connection with the Interactive Sublease, entered into that certain Parking Agreement dated July __, 1996 (the "Interactive Building B Parking Agreement"), pursuant to which Landlord licensed Interactive to

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use up to 44 spaces (consisting of up to three (3) covered reserve spaces and up to forty-one (41) covered unreserved or roof top spaces) at 4041 Central Plaza until the earlier of the Expiration Date of the Interactive Sublease and/or the Interactive Prime Lease or the abandonment by Interactive of the Leased Premises; and

     WHEREAS, the rights of Sublandlord to use any parking spaces under the Samaritan Parking Agreement were suspended and negated pursuant to the terms of the Interactive Sublease for so long as the Interactive Sublease is in effect; and

     WHEREAS, Interactive desires to surrender (a) a portion of the Leased Premises, consisting of the entire first floor of Building B except for the computer/switch room in the location depicted on Exhibit A annexed hereto (which space to be surrendered is hereinafter referred to as the "Surrender Space" and which computer/switch room on the first floor consists of approximately 301 square feet and is hereinafter referred to as the "Computer/Switch Room") and
(b) thirty-seven (37) parking spaces (consisting of three (3) covered reserved spaces and thirty-four (34) covered unreserved or roof top spaces licensed to Interactive under the Interactive Building B Parking Agreement (the
"Surrendered Parking Spaces"); and

     WHEREAS, in order to induce Landlord to accept the surrender of the Surrender Space, Interactive has proposed that Federal lease the portion of the Surrender Space depicted on EXHIBIT A annexed hereto (the "Federal Premises"), which excludes the Computer/Switch Room and the bathroom, elevator and common hallways on the first floor of Building B, directly from Landlord; and

     WHEREAS, Landlord has agreed to accept such surrender upon the condition that Federal enter into a lease with Landlord relating to the Federal Premises for the remainder of the terms of the Interactive Sublease and of the Interactive Prime Lease and that Federal, Sublandlord, Interactive and Landlord enter into certain other agreements; and

     WHEREAS, Landlord has agreed to lease to Federal, and Federal has agreed to lease from Landlord, the Federal Premises, pursuant to the terms and conditions of that certain Lease Agreement between Landlord and Federal of this date (the "Federal Lease"), on the condition that Landlord, Sublandlord, Federal and Interactive enter into the other agreements more particularly set forth herein; and

     WHEREAS, the Federal Lease, among other things, also grants to Federal the right to extend the term of the Federal Lease beyond the expiration date of the Interactive Prime Lease and, in addition, it is possible that Federal and Landlord may wish to extend the term of the Federal Lease beyond the expiration of the extension periods now permitted by the Federal Lease; and

     WHEREAS, Interactive has also leased from a third party certain furniture which is now located in the Federal Premises (the "Furniture") and in the second floor of the Leased Premises;

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          NOW, THEREFORE, in consideration of the foregoing premises, the promises herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged. Interactive, Federal, Sublandlord and Landlord hereby agree as follows:

          1. Surrender. Effective as of June 15, 1998 (the "Surrender Date"), Interactive and Sublandlord each hereby surrenders, and Landlord and Sublandlord hereby accepts the surrender of, the Surrender Space under the Original Lease, the Interactive Prime Lease and the Interactive Sublease, as applicable. Landlord also accepts the surrender of the Surrendered Parking Spaces in accordance with the provisions of Section 10 hereof. Except for any obligations expressly set forth herein, Interactive, Sublandlord and Landlord hereby release each other as of the Surrender Date from and against any liability arising under the Original Lease, the Interactive Sublease and the Interactive Prime Lease relating to the Surrender Space which accrues after the Surrender Date, but not for any liabilities that exist as of the Surrender Date and not for any liability with respect to space subject to the Original Lease, the Interactive Sublease or the Interactive Prime Lease other than the Surrender Space.

          In connection with such surrender:

               (a) Landlord and Sublandlord agree that, effective upon the Commencement Date of the Federal Lease, the Base Rent otherwise owing each month under the Original Lease shall be reduced by $13,618.13 and that Tenant's Pro Rata Share of Operating Expenses and Taxes shall be appropriately reduced to reflect such surrender.

               (b) Sublandlord and Interactive agree that, effective upon the Commencement Date of the Federal Lease, the Base Rent otherwise owing each month under the Interactive Sublease shall be reduced by $15,131.25 and all other obligations of Interactive under the Interactive Sublease shall be appropriately reduced to reflect such surrender.

               (c) Landlord and Interactive agree that, effective November 1, 1998, but in no event earlier than the Commencement Date under the Federal Lease, the Base Rent otherwise owing each month under the Interactive Prime Lease, after increase pursuant to Rider Three of the Interactive Prime Lease, shall be reduced by $17,653.13; the Tenant's Pro Rata Share of Taxes and Operating Expenses, after increase pursuant to Rider Three of the Interactive Prime Lease, shall be appropriately reduced to reflect such surrender; and any other obligations of Landlord pursuant to Rider Three of the Interactive Prime Lease shall be appropriately reduced to reflect such surrender.

In addition, each of the Original Lease, the Interactive Sublease and the Interactive Prime Lease shall be deemed terminated with respect to, but only with respect to, the Surrender Space and, except as specifically provided herein, the Sublandlord and Interactive shall fully comply with all obligations of such entity that apply to such Surrender Space upon the termination or expiration of the existing

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Lease or Sublease for such Surrender Space, including but not limited to the removal of personal property and trade fixtures from the Surrender Space.

          2. Common Areas. The portions of the Surrender Space which are located outside of the Federal Premises (the "New Common Areas") will be common areas of the building as of the Surrender Date.

          3. Installation. Prior to the Surrender Date, (a) Landlord shall install, at its own expense, a door and, to the extent necessary, a wall in the location designated on Exhibit A restricting access from the New Common Areas to the Federal Premises (the "Federal Common Area Door"); (b) Interactive shall, at its own cost and expense, (i) close and seal the existing door from the Computer/Switch Room into the Federal Premises so as to prohibit access through such existing door; (ii) install a door (the "Computer Room Door") and, to the extent necessary, walls at the location designated on Exhibit A in order to separate all of the Computer/Switch Room from the remaining portions of the first floor of the building and to provide access from the Computer/Switch Room into the hallway west of the Computer/Switch Room; and (iii) reinstall the Landlord's card key security access system at the northeast entry door for Building B; and (c) Federal shall have the right to install, at its option, a card key security access system at the Federal Common Area Door and/or the Computer/Switch Room and/or the hallway adjacent to the Computer Room Door so that access to the Federal Premises is restricted to persons designated by Federal and also by Interactive pursuant to the license rights granted to Interactive in Section 7 below. The mandatory improvements described in Subsections (a) and (b) above are a material inducement for Federal's and Landlord's entry into the Federal Lease. If such improvements are not completed prior to the Surrender Date, then the Surrender Date and the Commencement Date under the Federal Lease shall be extended until such improvements have been completed.

          4. Right of First Refusal. Federal shall have an ongoing first right of refusal through July 31, 1999 (the "Federal ROFR") to lease all or any portion of the second floor of the Leased Premises (the "Expansion Space"), on the following terms and conditions. If Interactive receives a bona fide offer to sublease all or any portion of the Expansion Space (the "Offer Space") for a term commencing after October 31, 1998, which Interactive desires to accept, Interactive shall notify Federal and Landlord of the receipt of said offer. Within five (5) business days after receipt of notice of such offer, Federal shall notify Interactive and Landlord whether Federal wishes to lease such Offer Space on the terms and conditions set forth in that offer, with the following exceptions: (a) instead of subleasing the Offer Space directly from Interactive, Federal shall enter into a lease directly with Landlord; (b) rental for the Offer Space shall be at the same rent per square foot as set forth in the Federal Lease; (c) the terms of the offer must be acceptable to the Landlord; and (d) Landlord shall not be obligated to license to Federal more than three (3) parking spaces for each full 1,000 square feet of additional space leased by Federal, with the fee for such additional spaces to be at the same rate as for the spaces licensed to Federal under the Federal Lease. If Federal exercises the Federal ROFR and the offer is acceptable to Landlord, then Landlord agrees to amend the Federal Lease through the term of the Federal Lease to include the Offer Space and also to accept the surrender of the Offer Space from Interactive on the same terms and conditions as specified in


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
the first paragraph of Section 1 of this Agreement; provided, however, the number of parking spaces surrendered shall be in accordance with Section 10(d) below and the Base Rent and Tenant's Pro Rata Share of Operating Expenses and Taxes shall also be proportionately reduced. If Federal does not exercise the Federal ROFR within five (5) business days after receipt of Interactive's notice or the terms of the offer are not acceptable to Landlord, then Federal shall have waived the Federal ROFR with respect to such offer, but not with respect to any subsequent offers. In no event shall the Federal ROFR apply during any extension of the Federal Lease pursuant to Section 2.2 of the Federal Lease, but, if the Federal ROFR has been exercised prior to July 31, 1999, and the term of the Lease has been extended pursuant to Section 2.2 of the Lease, then such extension shall apply to all of the space then leased under the Federal Lease including, but not limited to, space leased pursuant to the Federal ROFR.

        5. Expansion Option. Federal shall also have an on-going option through July 31, 1999 (the "Federal Expansion Option"), to lease all or any portion of the Expansion Space which has not been leased to a third party after a failure by Federal to exercise the Federal ROFR with respect to such space under Section 4 above; provided, however, the term of the lease with respect to such Expansion Space may commence no earlier than November 1, 1998, and no later than July 31, 1999. The Federal Expansion Option must be exercised, and the lease of such Expansion Space shall be, in accordance with the following terms and conditions. Federal may notify Interactive and Landlord of its wish to exercise the Federal Expansion Option at any time and from time to time on or before ninety (90) days prior to the date upon which the lease with respect to such Expansion Space is to commence and of the portion of the Expansion Space to be so leased. Upon each such exercise of the Federal Expansion Option, the Federal Lease shall be amended to add the portion of the Expansion Space so designated as a portion of the Federal Premises, effective as of the commencement date with respect to such Expansion Space specified in Federal's notice; provided, however, as of the effective date of such expansion, the rental under the Federal Lease shall be increased to at all times reflect that the rental of the Expansion Space is to be at the same rent per square foot from time to time as is applicable under the Federal Lease to the original Federal Premises. In addition, Landlord shall not be obligated to license to Federal more than three (3) additional parking spaces for each 1,000 square feet of additional space leased by Federal, with the fee for such additional spaces to be at the same rate as for the spaces licensed to Federal under the Federal Lease. If Federal exercises the Federal Expansion Option, then Landlord agrees to accept the surrender of, and Interactive agrees to surrender, the applicable portion of the Expansion Space on the same terms and conditions as specified in the first paragraph of Section 1 of this Agreement; provided, however, the number of parking spaces surrendered shall be in accordance with Section 10(d) below and the Base Rent and Tenant's Pro Rata Share of Operating Expenses and Taxes shall also be proportionately reduced. In no event shall the Federal Expansion Option apply during any extension of the Federal Lease pursuant to Section 2.2 of the Federal Lease but, if the Federal Expansion Option has been exercised so that the Federal Lease includes portions of the Expansion Space prior to July 31, 1999, and the term of the Lease has been extended pursuant to Section 2.2 of the Federal Lease, then such extension shall apply to all of the space then leased under the Federal Lease including, but not limited to, space leased pursuant to the Federal Expansion Option.

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     6.  Furniture.  Interactive agrees that Federal shall have the right, at no cost and expense, to use the Furniture now located within the Federal Premises during the term of the Federal Lease, including any extension of the Federal Lease pursuant to the provisions of Section 2.2 of the Federal Lease or otherwise. In addition, if Federal exercises the Federal ROFR or the Federal Expansion Option for any portion of the Expansion Space. Interactive agrees that Federal shall have the right to use any of the Furniture which is now located in such portion of the Expansion Space and, for the purposes of the remainder of this Section 6, the term "Furniture" shall include such additional furniture which Federal becomes entitled to use. Federal shall maintain the Furniture in as good condition as at the commencement of the Federal Lease or the date the applicable portion of the Expansion Space is added to the Federal Lease, as applicable, ordinary wear and tear excepted. Upon expiration of the Federal Lease, Federal shall surrender the Furniture to Interactive, and Interactive shall remove the Furniture from the Federal Premises, no later than the expiration of the Federal Lease. Landlord agrees that, notwithstanding anything set forth in the Federal Lease to the contrary, Landlord shall look solely to Interactive for the removal of such Furniture and for the enforcement of any remedies arising out of the failure of Interactive to remove such Furniture. Federal acknowledges that, except for Landlord's payment obligations pursuant to the next paragraph of this Section 6. Landlord has no responsibility to Federal of any type with respect to the Furniture and Federal's failure to obtain the use of the Furniture, or loss of use of such Furniture, for any reason shall not affect the Federal Lease.

     Anything in the foregoing to the contrary notwithstanding, if Federal wishes to continue to use the Furniture on the Federal Premises for any period after July 31, 1999, and so notifies Interactive on or before May 31, 1999, (a) Interactive shall, if Interactive has not previously done so, acquire fee ownership of the Furniture then on the Federal Premises, as the Federal Premises may have been expanded pursuant to Sections 4 and/or 5 above; (b) Interactive shall permit Federal to continue to use the Furniture on the Federal Premises until the earlier of (i) receipt by Interactive of notice from Federal that Federal no longer wishes to use the Furniture or (ii) the date Federal ceases to occupy the Federal Premises; and (c)Landlord shall pay to Interactive, in consideration for Federal's use of the Furniture after July 31, 1999, the sum of
(i) $500 per month for each month after July 31, 1999, that Federal uses the Furniture that was on the first floor of the Leased Premises and (ii) the sum of $500 per month for each month after July 31, 1999, that Federal uses the Furniture that was located on the Expansion Space, which sums shall be paid by Landlord to Interactive on or before ten (10) days after the first day of each calendar month that the Furniture is used by Federal after July 31, 1999; provided, however, if Federal has, as of July 31, 1999, occupied some but not all of the Expansion Space, then such $500 sum applicable to the Expansion Space shall be equitably reduced to reflect the fact that Federal is entitled to use only the Furniture that was on the portion of the Expansion Space occupied by Federal. Upon termination of Federal's right to use the Furniture during such period after July 31, 1999. Interactive shall, as required in the first paragraph of this Section 6, promptly remove the Furniture from all of the Federal Premises.

     7. Computer/Switch Room. Federal hereby grants to Interactive a license to enter the Federal Premises for the limited purpose of accessing the Computer/Switch Room of Interactive located on the first floor of Building B. Interactive shall exercise such license in a

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manner that does not interrupt, and that minimizes the interference with,
Federal's use and enjoyment of the Federal Premises. Interactive agrees to indemnify and hold harmless Federal from and against any loss, damage or liability arising out of the exercise of this license by Interactive, or its employees, agents, contractors or invitees.

     8. Brokerage. Interactive hereby agrees to pay to the Brokers (defined in the Federal Lease) all commissions due to the Brokers arising out of the Federal Lease or any extension or renewal thereof; arising out of this Agreement, including but not limited to any commissions owing as a result of the exercise of the Federal ROFR and/or the Federal Expansion Option: and arising out of any exercise by Federal of the extension right set forth in
Section 2.2 of the Federal Lease. Interactive shall indemnify and save harmless Landlord and Federal from and against any and all liabilities, claims, suits, demands, judgments, costs, interests and expenses to which Landlord or Federal may be subject or suffer by reason of any claim made by any person, firm or corporation other than the Brokers for any commission, expense or other compensation as a result of the execution and delivery of the Federal Lease and based on alleged conversations or negotiations by said person, firm or corporation with Interactive.

     9. Deficiency Obligation. Interactive shall pay to Landlord the following amounts, as determined on a monthly basis:

          (a) During the period from the Commencement Date under the Federal Lease through October 31, 1998, the excess of (i) the payments for such month which would have been owing to Landlord by the Sublandlord under the Original Lease for all Base Rent, rental tax and other charges of any type (except for the Tenant's Pro Rata Shares of Operating Expenses and Taxes payable under Articles 7(A) and 7(B) of the Original Lease) with respect to the Federal Premises but for the execution of this Agreement and (ii) the payments for such month to be received by Landlord from Federal under the Federal Lease, whether or not such payments are actually received from Federal; and

          (b) During the period from the later of (i) the Commencement Date under the Federal Lease or (ii) November 1, 1998, through July 31, 1999, the excess of (A) the payments for such month which would have been owing to Landlord by Interactive under the Interactive Prime Lease for all Base Rent, rental tax and other charges of any type with respect to the Federal Premises (as such Federal Premises may have been expanded pursuant to Sections 4 and 5 of this Agreement) but for the execution of this Agreement and (B) the payments for such month to be received by Landlord from Federal under the Federal Lease (including but not limited to payments received as a result of the expansion of the Federal Premises pursuant to Sections 4 and 5 of this Agreement), whether or not such payments are actually received from Federal under the Federal Lease.

The determination of such amounts shall be made by Landlord in the exercise of Landlord's reasonable discretion and, unless otherwise appropriate, the calculations of amounts which would have been owing to Landlord under Subsections (a)(i) and (b)(i) above for the Federal Premises shall


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be made on the basis of square footage of the Federal Premises and New Common
Areas and the square footage of the Leased Premises remaining subject to the Original Lease or the Interactive Prime Lease, as applicable. All payments owing by Interactive under this Section 9 shall be due and payable within fourteen (14) days after receipt by Interactive of a statement therefor. Statements for such sums shall be sent to Interactive at the address of Interactive established by the Interactive Prime Lease. The failure of Landlord to receive any such payment within fourteen (14) days after the receipt by Interactive of such statement shall constitute a default by Interactive under
Article 23(A)(i) of the Interactive Prime Lease which, if not cured within ten
(10) days after notice from Landlord, shall entitle Landlord, in addition to any other rights and remedies Landlord may have at law or in equity for such failure, to exercise the remedies set forth in Article 23 of the Lease and to consider the amounts owing hereunder to be unpaid Rent owing and in default under the Interactive Prime Lease.

     10. Parking Amendments. The parking provisions of the various Parking Agreements are hereby amended and clarified as follows:

          (a) This Agreement and the surrender by Interactive of the Surrender Space shall not affect the continued applicability of Paragraph 20 of Rider One to the Interactive Sublease and the Interactive Sublease shall be considered to still be in full force and effect for the purposes of said Paragraph 20 despite the effect of any of the provisions of this Agreement on the Interactive Sublease or the Sublease Premises thereunder.

          (b) The Interactive 20th Floor Parking Agreement shall not be affected by this Agreement.

          (c) Interactive, effective as of the Commencement Date of the Federal Lease, shall have the license under the Interactive Building B Parking Agreement to use only up to seven (7) of the forty-one (41) covered non-reserved or roof top parking spaces now licensed under the Inactive Building B Parking Agreement and shall not have the right to use any of the three (3) covered reserved spaces now licensed to Interactive under the Interactive Building B Parking Agreement.

          (d) If Federal from time to time exercises the Federal ROFR and/or the Federal Expansion Option, Interactive's license to use the seven (7) non-reserved covered spaces or roof top spaces which continue to be licensed to Interactive after the Commencement Date for the Federal Lease shall be reduced for such seven (7) spaces in accordance with the following schedule:

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

     CUMULATIVE ADDITIONAL SQUARE       CUMULATIVE REDUCTION IN SPACES
     FEET OF SPACE LEASED BY FEDERAL    LICENSED TO INTERACTIVE
     -------------------------------    -----------------------

               0-999                              0
               1000-1999                          3
               2000-2999                          6
               Over 3000                          7

     11. CONTINGENCIES. This Agreement shall be effective only upon execution and delivery hereof by all of the parties hereto. This Agreement is expressly contingent upon the execution and delivery of the Federal Lease by Landlord and Federal.

     12. NOTICES. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given hereunder shall be in writing; shall be either hand delivered, delivered by respectable priority overnight delivery service, or mailed by first class registered or certified mail, postage prepaid, addressed to the address for such party set forth above, or to such other address as any party shall designate to the others in writing; and shall be deemed to have been given when delivered or three (3) days after being mailed. Notwithstanding the foregoing, any notice changing the address of a party shall not be deemed given until received by the party to whom it was addressed.

     13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The partially executed signature page of any counterpart of this Agreement may be attached to any other partially executed counterpart of this Agreement without impairing the legal effect of the signature(s) on such signature page.

     14. INTERPRETATION. Except as set forth herein, the Original Lease, the Interactive Sublease and the Interactive Prime Lease shall remain unmodified and in full force and effect.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



                                        INTERACTIVE FLIGHT TECHNOLOGIES INC.


                                        By:     /s/ JOHN W. ALDERFER
                                              ------------------------------
                                        Name:   John W. Alderfer
                                              ------------------------------
                                        Title:  Treasurer
                                              ------------------------------


                                        SAMARITAN HEALTH SYSTEM


                                        By:
                                              ------------------------------
                                        Name:
                                              ------------------------------
                                        Title:
                                              ------------------------------


                                        FEDERAL INSURANCE COMPANY


                                        By:     /s/ JOAN L. O'SULLIVAN
                                              ------------------------------
                                        Name:   Joan L. O'Sullivan
                                              ------------------------------
                                        Title:  Vice President
                                              ------------------------------


                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        By:     /s/ MICHAEL J. MATHEWS
                                              ------------------------------
                                        Name:   Michael J. Mathews
                                              ------------------------------
                                        Title:  Asset Manager
                                              ------------------------------


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